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                                                                     Exhibit 5.2

                      [Letterhead of O'Melveny & Myers LLP]

                                December 16, 1997


Aames Capital Corporation
Aames Capital Acceptance Corp.
350 South Grand Avenue
Los Angeles, California 90071


                           Re:  Aames Capital Corporation
                                   Aames Capital Acceptance Corp.
                                   Registration Statement on Form S-3
                                   Registration No. 333-21219

Ladies & Gentlemen:

                  We have acted as special counsel to Aames Capital Corporation, a California corporation, and Aames Capital Acceptance Corp., a Delaware corporation (the "Transferor"), in connection with the proposed issuance from time to time after the date hereof in one or more series (each, a "Series") of asset-backed bonds (the "Bonds") to be offered pursuant to a registration statement on Form S-3 (such registration statement as amended, the "Registration Statement") relating to the Bonds. The Registration Statement has been declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations promulgated thereunder. As set forth in the Registration Statement, each Series of Bonds will be issued under and pursuant to the conditions of an indenture (the "Indenture") between the Transferor or a trust, partnership, limited liability company or corporation formed by the Transferor solely for the purpose of issuing the related series of Bonds (the Transferor or any such entity, as applicable, the "Bond Issuer") and a trustee to be identified in the prospectus supplement for such Series of Bonds (the "Trustee" for such Series).

                  We have examined originals or copies, certified or otherwise identified to our satisfaction of the Transferor's organizational documents, the form of Indenture filed as an exhibit to the Registration Statement, the form of Bonds included in such form of Indenture, the Registration Statement and such other records, documents and statutes as we have deemed necessary for the purpose of this opinion.

         Based upon the foregoing, we are of the opinion that:

                  1. When an Indenture for a Series of Bonds has been duly and validly authorized by all necessary action on the part of the related Bond Issuer and has been duly executed and delivered by the related Bond Issuer and the Trustee and any other party thereto for such Series, such Indenture will constitute a legally valid and binding agreement of the related Bond Issuer, enforceable against the related Bond Issuer, in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium


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or other similar laws relating to or affecting creditors' rights generally
(including, without limitation, fraudulent conveyance laws), and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunction relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  2. When a Series of Bonds has been duly authorized by all necessary action on the part of the related Bond Issuer (subject to the terms thereof being otherwise in compliance with applicable law at such time), duly executed and authenticated by the Trustee for such Series in accordance with the terms of the related Indenture, and issued and delivered against payment therefor as contemplated in the Registration Statement, the Bonds of such Series will be valid and binding non-recourse obligations of the related Bond Issuer, enforceable against the related Bond Issuer, in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunction relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  The opinions expressed above are limited to the federal laws of the United States of America and the laws of the States of California and Delaware (excluding choice of law principles therein). We express no opinion herein as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

                  We consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus, without admitting that we are "experts" within the meaning of the 1933 Act or the rules or regulations of the Securities and Exchange Commission thereunder, with respect to any part of the Registration Statement, including this exhibit.


                                         Respectfully submitted,

                                         /s/ O'Melveny & Myers LLP
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